UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

Effective May 15, 2013, Michael J. Tierney resigned as President of Flagstar Bancorp, Inc. (the “Company”) and as Chief Executive Officer of both the Company and Flagstar Bank, FSB (the “Bank”), its wholly-owned subsidiary. Mr. Tierney also resigned from the Boards of Directors of both the Company and the Bank effective as of that same date. Mr. Tierney has accepted a new position with the Bank, effective immediately, as Executive Vice President, Personal Financial Services.

Appointment of Certain Officers
Sandro DiNello

On May 15, 2013, the Boards of Directors of the Company and the Bank appointed Alessandro (“Sandro”) DiNello as President of the Company and as Chief Executive Officer and a director of both the Company and the Bank, in each case subject to receipt of regulatory non-objection from the Office of the Comptroller of the Currency (the "OCC") and the Board of Governors of the Federal Reserve System (the “Federal Reserve”). (The Bank has requested from the OCC a waiver of the prior notice required under applicable law in connection with Mr. DiNello's service as the Chief Executive Officer and a director of the Bank.)

Mr. DiNello, age 58, joined the Bank in 1979 and since then has served the Bank in various senior management roles. Effective December 18, 2012, the Boards of Directors of the Company and the Bank appointed Mr. DiNello as the President and Chief Administrative Officer of the Bank and Chief Administrative Officer of the Company, in each case subject to receipt of regulatory non-objection from the OCC and the Federal Reserve. In March 2013, the Bank received OCC non-objection for Mr. DiNello to serve as the Bank's President and Chief Administrative Officer. As the Bank's President and Chief Administrative Officer, Mr. DiNello has been responsible for all banking operations at the Bank, including commercial banking, personal financial services and technology, and has led the Bank's efforts to coordinate and ensure compliance with its regulatory agreements.

Lee M. Smith

On May 15, 2013, the Board of Directors of the Bank appointed Lee M. Smith as Chief Operating Officer of the Bank, subject to receipt of regulatory non-objection from the OCC.

Mr. Smith, age 38, has been a Partner at MP (Thrift) Global Advisers III LLC, the investment adviser to the Company's largest shareholder, MP Thrift Investments L.P., for the past two years. Prior to that, Mr. Smith was a Partner at MatlinPatterson Global Advisers LLC, the investment adviser to the MatlinPatterson family of private equity vehicles. Prior to joining MatlinPatterson in 2010, Mr. Smith was a Senior Director at Zolfo Cooper LLC in New York, an advisory and interim management firm. At Zolfo Cooper, Mr. Smith acted as both interim management and adviser to a number of companies, improving and optimizing operational and financial performance. Before joining Zolfo Cooper, Mr. Smith was a Vice President in the national restructuring group at Ernst & Young, a professional services firm. Other than MP (Thrift) Global Advisers III LLC, neither the Company nor the Bank is affiliated with Mr. Smith's prior employers.

Compensatory Arrangements for Certain Officers

Sandro DiNello

On May 15, 2013, the Board of Directors of the Company and the Bank approved, subject to receipt of applicable regulatory approval, an employment agreement between Mr. DiNello, the Company and the Bank (the “DiNello Employment Agreement”). The significant terms of the DiNello Employment Agreement are summarized below:

Salary. Mr. DiNello's base salary will be $895,000.00 annually payable in cash. Mr. DiNello's share salary will be $600,000.00 annually. The share salary will be payable in unrestricted shares of the Company's common stock pursuant to the Company's 2006 Equity Incentive Plan.

Bonus Shares. Within sixty days after the end of each calendar year, the Company will grant to Mr. DiNello $600,000.00 of restricted shares of the Company's common stock. Any such granted restricted shares will vest in accordance with performance goals determined by the Board or a committee thereof in its sole discretion.

Fringe Benefits. Mr. DiNello will be entitled to receive such fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives of the Company and the Bank, subject to the terms and conditions of any employee benefits plans and other arrangements maintained by the Company and the Bank. In addition, at Mr. DiNello's request, the Company will purchase a whole life insurance policy over Mr. DiNello's life in the amount of $2,000,000.00, which policy would be owned by Mr. DiNello and funded through thirty-six monthly premium payments, which payments would be made by the Company to the extent such payments become due during the term of Mr. DiNello's employment.

Covenant not to Compete or Solicit. During the term of the DiNello Employment Agreement and for a period of one year following termination of his employment for any reason, Mr. DiNello will not be employed by, perform any services for, or hold any ownership interest in (subject to certain exceptions) any business engaged in the business of the Company in any state of the United States where the Company is doing business; will not directly, on behalf of any competitor of the Company, solicit the business of any entity within the United States who is known by Mr. DiNello to be a customer of the Company; and will not, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six months preceding Mr. DiNello's termination of employment with the Company was actively employed) by the Company, except for rehire by the Company.

Lee M. Smith

On May 15, 2013, the Board of Directors of the Bank approved, subject to receipt of applicable regulatory approval, an employment agreement between Mr. Smith and the Bank (the “Smith Employment Agreement”). The significant terms of the Smith Employment Agreement are summarized below:

Salary. Mr. Smith's base salary will be $700,000.00 annually payable in cash. Mr. Smith's share salary will be $300,000.00 annually. The share salary will be payable in unrestricted shares of the Company's common stock pursuant to the Company's 2006 Equity Incentive Plan.

Bonus Shares. The Company, in the sole discretion its Board of Directors or a committee thereof, may grant to Mr. Smith up to $300,000.00 of restricted shares of the Company's common stock, but in no event more than one-third of his annual compensation.

Fringe Benefits. Mr. Smith will be entitled to receive such fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives of the Bank, subject to the terms and conditions of any employee benefits plans and other arrangements maintained by the Bank. In addition, at Mr. Smith's request, the Company will purchase a whole life insurance policy over Mr. Smith's life in the amount of $2,000,000.00, which policy would be owned by Mr. Smith and funded through thirty-six monthly premium payments, which payments would be made by the Company to the extent such payments become due during the term of Mr. Smith's employment.

Covenant not to Compete or Solicit. During the term of the Smith Employment Agreement and for a period of one year following termination of his employment for any reason, Mr. Smith will not be employed by, perform any services for, or hold any ownership interest in (subject to certain exceptions) any business engaged in the business of the Company in any state of the United States where the Company is doing business; will not directly, on behalf of any competitor of the Company, solicit the business of any entity within the United States who is known by Mr. Smith to be a customer of the Company; and will not, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six months preceding Mr. Smith's termination of employment with the Company was actively employed) by the Company, except for rehire by the Company.

Item 7.01 Regulation FD Disclosure.

On May 17, 2013, the Company issued a press release announcing the appointments of Mr. DiNello and Mr. Smith described above, in each case subject to receipt of applicable regulatory approval. The press release also announces Mr. Tierney's acceptance of a new position with the Bank as Executive Vice President, Personal Financial Services. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

      (d)  The following exhibit is being furnished herewith:

99.1	Press Release dated May 17, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 21, 2013	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer